Compromise Agreement
(1) Daniel Abrams
(2) Cambridge Display Technology Limited
Dated        June 2006
Osborne Clarke
Apex Plaza
Forbury Road
Reading
RG1 1AX
Telephone        +44 (0) 118 925 2000
Fax        +44 (0) 118 925 2005

LWD/L912729
WITHOUT PREJUDICE
AND
SUBJECT TO CONTRACT

This Agreement is made on       30                                       June 2006
Between:
(1) Daniel Abrams of 8a Gordon Avenue, Stanmore, Middlesex HA7 3QD (the "Employee"); and
(2) Cambridge Display Technology Limited (Company number: 02672530) whose registered office is at Building 2020, Cambourne Business Park, Cambridgeshire, CB3 6DW (the "Company").
Background:
(A) The Employee is currently employed by the Company as Chief Financial Officer.
(B) The Employee asserts various claims against the Company arising out of the impending termination of his employment by mutual consent.
(C) The parties have agreed terms of settlement of such claims as set out in this Agreement.
It is agreed as follows:
1. Definitions and interpretation
1.1 In this Agreement, unless the context otherwise requires, the following definitions shall apply:
"Agreement" means this agreement (including any schedule or annexure to it and any document in agreed form).
"Adviser" means the legal adviser referred to in clause 13.1.
"Confidential Information" means any information of a confidential nature obtained by the Employee as a result of his employment by the Company which belongs to and is of value to the Company or any Group Company or in respect of which the Company or any Group Company owes a duty of confidentiality to a third party. Such information includes (without limitation):
(a) lists and particulars of the clients and potential clients of the Company or any Group Company
(b) any financial information relating to the Company or any Group Company or
(c) business plans of the Company or any Group Company.
Confidential Information does not include any information in respect of which a protected disclosure is made by the Employee within the meaning of the Public Interest Disclosure Act 1998.
"Contract of Employment" means the contract of employment between the Employee and the Company dated 12 September 2005.
"ERA" means the Employment Rights Act 1996 (as amended).
"Group Company" means the Company and any holding company, subsidiary or subsidiary of a holding company of the Company, the terms "holding company" and "subsidiary" having the meanings given to them in Section 736, Companies Act 1985.
"Proceedings" means any action, claim or proceedings in the Employment Tribunal or any other court against the Company, any Group Company or any of its or their officers, employees or agents in respect of any of the matters which are the subject of the Employee's warranty under clause 2.4, or are settled under the terms of this Agreement.
"Termination Date" means 30 June 2006, being the date on which the Employee's employment with the Company will end.
"Termination Payment" means the payment referred to in clause 5.
1.2 In this Agreement, unless the context otherwise requires:
(a) a reference to a statute or statutory provision includes:
(i) any subordinate legislation (as defined in Section 21(1) Interpretation Act 1978) made under it;
(ii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;
(b) a reference to:
(i) a "person" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);
(ii) "clauses" and "schedules" is to clauses of and schedules to this Agreement;
(iii) "indemnify" and "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss or damage and all payments (including fines, penalties and interest, costs or expenses) made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;
(c) headings are for convenience only and shall not affect the interpretation of this Agreement.
2. Settlement of claims
2.1 The terms of this Agreement have been agreed between the parties without any admission of liability in full and final settlement of the Employee's complaints of breach of contract and wrongful dismissal which he has asserted against the Company, any Group Company and/or any of its or their officers and/or employees arising from his employment or from the termination thereof.
2.2 It is the further intention of the parties that this Agreement shall, without any admission of liability, be in full and final settlement of any other claims the Employee has or may in future have at common law, under domestic or European legislation, against the Company, any Group Company or any of its or their officers, employees or agents arising directly or indirectly from the Employee's employment by the Company and/or the termination of such employment or office holding including without limitation any claim:
(a) pursuant to the ERA in respect of unfair dismissal, unlawful deduction from wages or unlawful receipt of payments from the Employee under part II, guarantee payments under part III, protected disclosures under part IVA, unlawful detriment under part V, breach of the right to time off work under part VI, remuneration or alternative work on suspension under part VII, a redundancy payment under part XI and Chapters II and V, and any other rights under the ERA;
(b) to have suffered unlawful detriment, or any other claim, under:
(i) regulation 7(2) Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000;
(ii) regulations 27, 31 and 32 Transnational Information and Consultation of Employees Regulations 1999;
(iii) section 23 National Minimum Wage 1998;
(iv) arising under regulation 3, 6(2) or 9 Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002;
(v) regulation 30 Working Time Regulations 1998;
(c) of unlawful discrimination under the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Employment Equality (Religion or Belief) Regulations 2003 and/or the Employment Equality (Sexual Orientation) Regulations 2003;
(d) in respect of the contravention of a contract term modified or included by virtue of an equality clause under section 2(1) Equal Pay Act 1970;
(e) in respect of the infringement of the statutory employment rights set out in the Trade Union and Labour Relations (Consolidation) Act 1992;
(f) under any directly effective provision of the Treaty of Amsterdam or the legislation of the European Union;
(g) under the Maternity and Parental Leave etc Regulations 1999;
(h) under the Human Rights Act 1998;
(i) in respect of harassment under Section 3 Protection from Harassment Act 1997;
but shall exclude any claim in respect of the Employee's accrued rights arising out of the Employee's membership of the Company Pension Scheme or any latent personal injury claim.
2.3 The settlement set out in clause 2.2 shall include, without limitation, any future claims the Employee may have, whether or not the matters which give rise to such future claims are currently known to either the Employee or any Group Company and whether or not any legal remedy available for such claims in the future would be available for an action taken at the date of this Agreement.
2.4 The Employee, having taken independent legal advice, warrants that, except for any claim expressly set out or referred to in clause 2.1 and without prejudice to clause 2.2, he has no claims whatsoever against the Company, any Group Company or any of its or their officers, employees or agents arising directly or indirectly from the Employee's employment by the Company and/or the termination of such employment or office holding.
2.5 If the Employee is awarded any compensation or damages by a court or tribunal pursuant to Proceedings, the Employee shall repay to the Company immediately upon demand the Termination Payment or such amount of the Termination Payment as shall be equivalent to the total amount of the compensation or damages (including interest) awarded together with the full amount of any legal fees incurred by the Company in defending Proceedings. Any part of the Termination Payment less any statutory redundancy payment which remains outstanding shall cease to be payable under this Agreement with effect from the date of commencement of Proceedings.
2.6 Nothing in this Agreement shall prevent the Employee from instigating legal proceedings to recover from the Company any of the payments set out in this Agreement which are properly owing to him.
3. Pay
3.1 The Company will pay to the Employee within 14 days of the Termination Date subject to the deduction of income tax in accordance with his PAYE tax coding and primary class 1 National Insurance contributions:
(a) salary accrued to the Termination Date; and
(b) holiday pay in lieu of the Employee's accrued but unused pro rata entitlement.
3.2 The Company will continue to provide to the Employee up to the Termination Date all benefits to which the Employee was entitled under the Contract of Employment.
3.3 The Company shall pay to the Employee within 14 days of the Termination Date and subject to the deduction of income tax and primary class 1 National Insurance contributions the sum of GBP 1,000 as consideration for the Employee agreeing to the restrictions and obligations at clauses 8, 9 and 11 of this Agreement.
4. Expenses
The Employee will, within 7 days of the date of the Termination Date notify the Company of the amount of any expenses incurred by him in the performance of his duties prior to the Termination Date and supply the Company with receipts or other documentary evidence of such expenditure. The Company will, within 14 days of receipt of such notification and evidence, reimburse to the Employee the amount of all such expenses properly and necessarily incurred by his in the course of his duties.
5. Termination Payment
The Company shall pay to the Employee GBP 105,000 as compensation for loss of office, such payment to be made after the Employee's P45 form has been issued by the Company and within 14 days of the Termination Date.
6. Tax
6.1
(a) The first GBP 30,000 of the Termination Payment shall be paid without any deduction in respect of income tax; and
(b) income tax at the basic rate shall be deducted from the balance of the said Termination Payment.
6.2 The Company believes the first GBP 30,000 of the Termination Payment can be paid without any deduction in respect of income tax pursuant to s403 Income Tax (Earnings and Pensions) Act 2003 and, accordingly, agrees to indemnify and keep the Employee indemnified against any PAYE liability and any liability to primary class I National Insurance contributions in respect of the Termination Payment.
7. Legal Costs
The Company will pay the Employee's reasonable legal costs up to a maximum of GBP 1,000 (plus VAT) incurred in respect of advice received by the Employee as to the terms and effect of this Agreement. Payment of these costs will be made direct to the Adviser subject to the Company's receipt of an invoice addressed to the Employee but marked payable by the Company.
8. Confidentiality
8.1 It is a condition of this Agreement that its terms shall remain confidential to the parties and their legal and professional advisers (and in the case of the Employee, his immediate family). Except as agreed in this Agreement or otherwise required by law, no statement or comment shall be made by the parties to any third party in relation to the terms or existence of this Agreement, the claims of the Employee settled by its terms or the circumstances of the termination of the Employee's employment. It is agreed that the Company will disclose this Agreement to the Securities and Exchange Commission.
8.2 The Company will not make, publish or cause to be published any disparaging remarks concerning the Employee and the Employee will not make, publish or cause to be published any such remarks concerning the Company, any Group Company, or its or their directors, officers or employees.
9. Confidential Information
9.1 The Employee shall not at any time disclose to any person or use for the Employee's own purposes or through lack of diligence cause the unauthorised disclosure of any Confidential Information, although this restriction shall not apply to any Confidential Information coming into the public domain other than as a result of any breach by the Employee of this obligation.
9.2 The Employee warrants that all Confidential Information that the Employee had in his possession, custody or under his control by whom and in whatever format recorded (whether electronically, on paper, on audio or audio visual tape or otherwise and including all copies) will be returned to the Company within 7 days of the date of this Agreement and that neither the Employee nor any other unauthorised person will retain the ability to access such information.
10. Company property
The Employee warrants that all property belonging to the Company or any Group Company which is in the possession or control of the Employee will be returned to the Company in good working order within 7 days of the date of this Agreement.
11. Restrictions and Other Obligations
11.1 The Employee acknowledges and confirms that he continues to be bound by the restrictions contained at clause 15, 16, 18, and 21 of the Contract of Employment.
11.2 During a reasonable period following the Termination Date, which the Company anticipates will be for no longer than eight weeks, the Employee agrees to provide specific assistance as may reasonably be required by the Company in respect of any matter in which the Employee was involved in the six months prior to the Termination Date.
12. Reference and other statements
12.1 The Company will provide directly to any enquirer a written reference in the agreed form set out at Schedule 1.
12.2 The Company reserves the right to make disclosures concerning the Employee's conduct which come to light after the date of this Agreement in order to comply with the Company's duty of care to the party requesting a reference.
12.3 The Company reserves the right to make such disclosures concerning the Employee as required by law or to comply with any regulatory requirements.
12.4 The Company shall issue the internal leaving statement in the agreed form at Schedule 2 in any internal communications relating to the Employee's departure from the Company.
12.5 The Company shall file with the Securities and Exchange Commission Form 8-K which shall contain the wording set out in Schedule 3. The Company reserves the right to add a further statement to the agreed wording in Schedule 3 for the purposes of any regulatory requirement which, for the avoidance of doubt, may include an announcement relating to the Company's new Principal Financial Officer.
12.6 The Company shall issue to the press the agreed press release set out at Schedule 4. The Company reserves the right to add a further statement to the agreed wording in Schedule 4 for the purposes of announcing the Employee's successor.
13. Legal advice
13.1 The Employee confirms:
(a) that he has received independent legal advice from Marie van der Zyl, a qualified lawyer in the firm of Davenport Lyons (solicitors) of 30 Old Burlington Street, London, W1S 3NL as to the terms and effect of this Agreement including in particular, its effect on his ability to pursue any claim before an Employment Tribunal and as to the practical steps available to the Employee as an alternative to entering into this Agreement;
(b) that the Adviser has advised his that these was in force, when the Adviser gave the advice referred to in paragraph (a), a policy of insurance covering the risk of a claim by the Employee in respect of loss arising in consequence of the advice;
(c) that the Adviser will sign and return on the date hereof a letter on the notepaper of the Adviser's firm in the form at Schedule 5 to this Agreement and that the Adviser has given to the Employee the advice referred to in this clause 13.1 and that the conditions regulating compromise agreements which are referred to in clause 13.2 have been satisfied.
13.2 It is agreed that the conditions regulating compromise agreements under Sections 203(3) ERA, 77(4A) Sex Discrimination Act 1975, 72(4A) Race Relations Act 1976, 288(2B) Trade Union and Labour Relations (Consolidation) Act 1992, 9(3) Disability Discrimination Act 1995, 49(4) National Minimum Wage Act 1998, Regulation(s) 35 Working Time Regulations 1998, 41(4) Transnational Information and Consultation of Employees Regulations 1999, Schedule 4, paragraph 2(2) Employment Equality (Sexual Orientation) Regulations 2003, and Schedule 4, paragraph 2(2) Employment Equality (Religion or Belief) Regulations 2003 are satisfied.
14. Third parties and variation
14.1 Save as expressly provided in clause 14.2, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.
14.2 Subject to the Contracts (Rights of Third Parties) Act 1999 and to the provisions of this Agreement, clauses 2, 8, 9, 10 and 11 may be enforced by any officer, employee or agent of the Company and/or any Group Company or any of their officers, employees or agents in their own right.
14.3 No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.
14.4 Pursuant to Section 2(3)(a) Contracts (Rights of Third Parties) Act 1999, the parties, in accordance with clause 14.1, may without limit or restriction and without the consent of any third party:
(a) vary this Agreement or any provision of it which may be enforced by any third party or otherwise amend this Agreement in such a way as to extinguish or alter any third party's entitlement under any such provisions; and/or
(b) rescind or novate this Agreement.
15. Entire agreement and conflicts
15.1 This Agreement sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understanding or arrangements (whether oral or written) in respect of the subject matter of this Agreement.
15.2 The Employee acknowledges that he has entered into this Agreement in reliance only on the representations, warranties and promises specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement, neither the Company, any Group Company nor any of its or their employees, officers or agents shall have any liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently.
16. Jurisdiction
This Agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales and each of the parties irrevocably submits to the exclusive jurisdiction of the courts of England and Wales.
17. Effective date
This Agreement will come into effect on the date of the last party's signature on which date the "without prejudice and subject to contract" nature of this Agreement will cease to apply.

This Agreement has been signed by the parties on the date appearing at the head of page 1 to signify their agreement to its terms.

/s/ Daniel Abrams
Signed by Daniel Abrams
on
30 June 2006

/s/ David Fyfe
Signed for and on behalf of the Company
on

30 June 2006